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                                                                  EXHIBIT 10.21


                                    EXECUTIVE
                          SEVERANCE BENEFITS AGREEMENT


         This EXECUTIVE SEVERANCE BENEFITS AGREEMENT (the "AGREEMENT") is entered into as of the ___ day of ________, 1999 (the "Effective Date"), between DAVID W. NASSIF ("EXECUTIVE") and CYPROS PHARMACEUTICAL CORPORATION (the "COMPANY"). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events. Certain capitalized terms used in this Agreement are defined in
Article 4.

         The Company and Executive hereby agree as follows:

                                   ARTICLE 1

                  SCOPE OF AND CONSIDERATION FOR THIS AGREEMENT

       1.1 Executive is currently employed by the Company.

       1.2 The Company and Executive wish to set forth the compensation and benefits which Executive shall be entitled to receive in the event Executive's employment with the Company is terminated under the circumstances described herein following a Change in Control.

       1.3 The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive's past services to the Company, Executive's continued employment with the Company, and Executive's execution of a release in accordance with Section 3.1.

       1.4 This Agreement shall supersede any other agreement relating to cash severance benefits, health benefits and stock option vesting in the event of Executive's severance from employment with the Company following a Change in Control.

                                   ARTICLE 2

                               SEVERANCE BENEFITS

       2.1 SEVERANCE BENEFITS. A Covered Termination (as defined in Article 4) entitles Executive to receive the following benefits set forth in Sections 2.2, 2.3, 2.4, and 2.5. The parties acknowledge and agree that the payment of such benefits are conditioned upon and subject to the closing of the Change in Control transaction.

       2.2 SEVERANCE PAYMENT. Executive shall receive a severance payment equal to twelve (12) months of his Base Salary. The severance payment shall be paid in a lump sum upon the Payment Date and shall be subject to all required tax withholding.

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       2.3 BONUS.

          (a) The Company shall pay to Executive a cash bonus upon the later of the date of the Covered Termination or the closing of the Change in Control transaction, equal to the amount payable according to the terms of Executive's Bonus Agreement dated January 18, 1999, a copy of which is attached hereto as Exhibit A. Such amount shall be subject to all required tax withholding.

          (b) Notwithstanding anything herein to the contrary, Executive shall be entitled to receive compensation under a retention bonus agreement with the Company in connection with any Change in Control transaction.

       2.4 HEALTH AND DISABILITY BENEFITS. Provided that Executive elects continued coverage under federal COBRA law, the Company shall pay the premiums of Executive's group health insurance coverage, including coverage for Executive's eligible dependents, for a maximum period of twelve (12) months following a Covered Termination; PROVIDED, HOWEVER, that (i) the Company shall pay premiums for Executive's eligible dependents only for coverage for which those eligible dependents were enrolled immediately prior to the Covered Termination and (ii) the Company's obligation to pay such premiums shall cease immediately upon Executive's eligibility for group health insurance provided by a new employer of Executive. No premium payments will be made following the effective date of Executive's coverage by a health insurance plan of a subsequent employer. For the balance of the period that Executive is entitled to coverage under federal COBRA law, if any, Executive shall be entitled to maintain such coverage at Executive's own expense. The Company will use its best efforts to continue Executive's participation in the Company's long term and short term disability policies, as well as Executive's individual long term disability policy. The Company will pay for the premiums of such coverage for the same period of time that the Company pays for Executive's group health insurance premiums under COBRA.

       2.5 OPTION VESTING AND EXERCISABILITY. If Executive's employment with the Company terminates due to a Covered Termination, then all outstanding options of Executive to purchase the Company's common stock (or the stock of a successor to the Company by reason of assumption or substitution of options) shall immediately vest and become exercisable. All such options shall be exercisable until the date two (2) years after the date of Executive's termination of employment. During the period when Executive's stock options are exercisable, the Company agrees to provide reasonable consultation concerning SEC regulations governing his options and Executive's status as a former officer. Such advice shall be obtained by Executive from the Chief Financial Officer of the Company, who shall obtain any necessary legal advice for this purpose at the Company's expense.

       2.6 MITIGATION. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of the Covered Termination.

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                                   ARTICLE 3

                     LIMITATIONS AND CONDITIONS ON BENEFITS

       3.1 RELEASE PRIOR TO PAYMENT OF BENEFITS. Upon the occurrence of a Covered Termination, and prior to the payment of any benefits under this Agreement on account of such Covered Termination, Executive shall execute a release (the "Release") in the form attached hereto and incorporated herein as Exhibit B. Such Release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution and shall confirm Executive's obligations under the Company's standard form of proprietary information and inventions agreement. It is understood that, as specified in the applicable Release, Executive has a certain number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution. In the event Executive does not execute such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) day period, no benefits shall be payable under this Agreement, and this Agreement shall be null and void.

       3.2 TERMINATION OF BENEFITS. Benefits under this Agreement shall terminate immediately if the Executive, at any time, violates any proprietary information or confidentiality obligation to the Company.

       3.3 NON-DUPLICATION OF BENEFITS. Executive is not eligible to receive benefits under this Agreement more than one time.

                                    ARTICLE 4

                                   DEFINITIONS

         For purposes of the Agreement, the following terms are defined as follows:

       4.1 "BASE SALARY" means Executive's annual base salary as in effect during the last regularly scheduled payroll period immediately preceding the Covered Termination.

       4.2 "BOARD" means the Board of Directors of the Company.

       4.3 "CAUSE" means that, in the reasonable determination of the Company or, in the case of the Chief Executive Officer, the Board, Executive:

         (a) has committed an act that materially injures the business of the Company;

         (b) has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom Executive reports;

         (c) has willfully or habitually neglected Executive's duties for the Company; or

         (d) has been convicted of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of the Company.

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         Notwithstanding the foregoing, Cause shall not exist based on conduct described in clause (b) or clause (c) unless the conduct described in such clause has not been cured within fifteen (15) days following Executive's receipt of written notice from the Company or the Board, as the case may be, specifying the particulars of the conduct constituting Cause.

       4.4 "INVOLUNTARY TERMINATION WITHOUT CAUSE" means Executive's dismissal or discharge other than for Cause. The termination of Executive's employment as a result of Executive's death or disability will not be deemed to be an Involuntary Termination Without Cause.

       4.5 "CHANGE IN CONTROL" means

          (a) a sale of substantially all of the assets of the Company;

          (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, equal or greater stock voting power);

          (c) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which shareholders immediately before the merger have, immediately after the merger, greater stock voting power); or

          (d) any transaction or series of related transactions in which in excess of 40% of the Company's voting power is transferred.

       4.6 "COMPANY" means Cypros Pharmaceutical Corporation or, following a Change in Control, the surviving entity resulting from such transaction.

       4.7 "COVERED TERMINATION" means an Involuntary Termination Without Cause or a resignation by Executive, for any reason, occurring within six (6) months before or thirteen (13) months after the effective date of a Change in Control of the Company; provided that if Executive resigns, he shall provide at least three (3) weeks' notice prior to termination.

       4.8 "PAYMENT DATE" means (a) in the event of an Involuntary Termination Without Cause, the date of such termination and (b) in the event of a resignation by Executive (i) if the resignation occurs prior to the closing of the Change in Control transaction, then the Payment Date shall be the date of the closing of the Change in Control transaction and (ii) if the resignation occurs on or after the date of the closing of the Change in Control transaction, then the Payment Date shall be the effective date of the resignation.

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                                    ARTICLE 5

                               GENERAL PROVISIONS

       5.1 EMPLOYMENT STATUS; EMPLOYMENT AGREEMENT SUPERCEDED. This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, or impose on the Company any obligation (i) to retain Executive as an employee, (ii) to change the status of Executive as an at-will employee, or (iii) to change the Company's policies regarding termination of employment. In the event of any conflict between the provisions of this Agreement and the provisions of any other previously existing employment, severance or other similar agreement, then the provisions of this Agreement shall govern.

       5.2 NOTICES. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at Executive's address as listed in the Company's payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company's payroll records.

       5.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

       5.4 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

       5.5 ARBITRATION. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Diego County, California through American Arbitration Association ("AAA") under the then existing AAA arbitration rules. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party in any such arbitration shall be responsible for its own attorneys' fees, costs and necessary disbursement; PROVIDED, however, that in the event one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys' fees provision herein.

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       5.6 COMPLETE AGREEMENT. This Agreement, including Exhibits A and B, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, wholly superseding all written and oral agreements with respect to cash severance benefits and health benefits to Executive in the event of employment termination other than any outstanding loans by the Company to Executive. It is entered into without reliance on any promise or representation other than those expressly contained herein.

       5.7 AMENDMENT OR TERMINATION OF AGREEMENT. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Board.

       5.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

       5.9 HEADINGS. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

       5.10 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, and the Company, and any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; PROVIDED, HOWEVER, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

       5.11 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California, without regard to such state's conflict of laws rules.

       5.12 NON-PUBLICATION. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law or to respective advisors (E.G., attorneys, accountants).

       5.13 CONSTRUCTION OF AGREEMENT. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the
Effective Date written above.


CYPROS PHARMACEUTICAL CORPORATION           DAVID W. NASSIF


By:
    ---------------------------------       ----------------------------------
Name:
      -------------------------------
Title:
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Exhibit A: Bonus Agreement
Exhibit B:  Release

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